QuickLinks -- Click here to rapidly navigate through this document

Exhibit 32.2

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002*

        In connection with the Quarterly Report of Comfort Systems USA, Inc. (the "Company") on Form 10-Q for the quarter ended September 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, William George, Executive Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

  1.
  The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

  2.
  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ WILLIAM GEORGE William George Executive Vice President and Chief Financial Officer

*  A signed original of this written statement required by Section 906 has been provided to Comfort Systems USA, Inc. and will be retained by Comfort Systems USA, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

QuickLinks

  Exhibit 32.2
CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002